As filed with the Securities and Exchange Commission on April 15, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Wellgistics Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	93-3264234
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3000 Bayport Drive

Suite 950

Tampa, FL 33607

844-203-6092

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Prashant Patel

3000 Bayport Drive

Suite 950

Tampa, FL 33607

844-203-6092

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Rajiv Radia, Esq.

Whiteford, Taylor & Preston LLP

1021 E. Cary Street, Suite 2001

Richmond, VA 23219

804-807-7376

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED April 15, 2026

Wellgistics Health, Inc.

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

This prospectus provides you with a general description of the securities that Wellgistics Health, Inc. (“we,” “us,” “our,” and the “Company”) may offer and sell, from time to time, either individually or in units. Each time we sell securities pursuant to this prospectus we will provide a prospectus supplement that will contain specific information about the terms of any securities we offer and the specific manner in which we will offer such securities. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock, par value $0.0001 per share (our “Common Stock”) is listed on the Nasdaq Capital Market tier of The Nasdaq Stock Market, LLC (“Nasdaq”) under the symbol “WGRX”. On April 14, 2026, the closing price for our Common Stock as reported on Nasdaq was $0.1441 per share. Our principal executive offices are located at 3000 Bayport Drive, Suite 950, Tampa, Florida 33607.

Investing in our Common Stock involves risks. Before buying any shares of Common Stock, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings, up to a total dollar amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described in the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference” and any additional information you may need to make your investment decision.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate as of the date on the respective covers of such documents, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, such prospectus supplement, or any sale or issuance of a security, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.

Unless the context otherwise requires, all references to “the Company,” “we,” “our,” “us” in this prospectus refer to Wellgistics Health, Inc., a Delaware corporation, together with our subsidiaries.

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ABOUT WELLGISTICS HEALTH, INC.

Overview

Founded in 2022, we are a holding company for existing and future planned operating companies centered around pharmaceuticals and healthcare services. Currently, we exist as a holding company conducting business through two wholly owned subsidiaries— Wood Sage LLC (“Wood Sage”) and Wellgistics, LLC—and two indirect subsidiaries—Wellgistics Tech & Hub, LLC (f/k/a Alliance Pharma Solutions LLC d/b/a DelivMeds) (“Wellgistics Tech & Hub”) and Wellgistics Pharmacy, LLC (f/k/a Community Specialty Pharmacy, LLC) (“Wellgistics Pharmacy”).

In January 2023, we entered into a Membership Interest Purchase Agreement (the “Wood Sage MIPA”) with Nikul Panchal, an individual resident of the State of Florida in connection with our acquisition of Wood Sage (the “Wood Sage Acquisition”). We completed the Wood Sage Acquisition on June 16, 2024. Wood Sage is a holding company formed as a limited liability company formed under the laws of Florida on June 27, 2014, holding all of the equity interests in Wellgistics Tech & Hub, a company focusing on back-end healthcare technology, and Wellgistics Pharmacy, a community pharmacy.

In May 2023, we entered into a Membership Interest Purchase Agreement with Wellgistics, LLC and its owners, Strategix Global LLC, Nomad Capital LLC, Jouska Holdings LLC, and Brian Norton (the “Wellgistics MIPA”), whereby we agreed to acquire all of the issued outstanding membership interests of Wellgistics, LLC (the “Wellgistics Acquisition”). Wellgistics, LLC was founded in 2013, and is a distributor of pharmaceutical products. After negotiating and executing subsequent amendments to the Wellgistics MIPA, we closed on the Wellgistics Acquisition on August 30, 2024. We have entered into several amendments to the Wellgistics MIPA after closing on the Wellgistics Acquisition as detailed in the sections of this prospectus entitled “Business,” “Unaudited Pro Forma Combined Financial Information” and “Certain Relationships and Related Person Transactions.”

In April 2025, we entered into an Agreement and Plan of Merger (the “Peek Merger Agreement”) by and among Wellgistics Health, Inc., Wellpeek Merger Sub 1, Inc. (“Merger Sub 1”), Wellpeek Merger Sub 2, LLC (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subs”), Peek Healthcare Technologies, Inc. (“Peek”), and the Stockholder Representative (as defined in the Peek Merger Agreement) whereby we will acquire Peek, a pioneering digital prescription platform, and its subsidiaries, Lumina Marketing, LLC (“Lumina Marketing”) and Lumina Therapeutics, LLC (“Lumina Therapeutics” and, together with Lumina Marketing, the “Lumina Entities”), that provide a range of consulting services to brand-name and specialty-lite drug manufacturers in the areas of market access, branding, and commercialization.

In November 2025, we entered into a license agreement with DataVault AI Inc. pursuant to which DataVault shall license certain intellectual property to the Company which the Company intends to use for purposes of developing manufacturer-to-patient blockchain-enabled smart contracts designed to optimize the Company’s proprietary technology and physical infrastructure for the prescription drug industry.

We seek to be a micro health ecosystem, with a portfolio of companies consisting of a pharmacy, wholesale operations, and a technology division that provides a novel platform for hub and clinical services. We are focused on improving the lives of patients while delivering unique solutions for pharmacies, providers, pharmaceutical manufacturers, and payors. With the successful integration of our patient-centric approach and innovative healthcare applications, we intend to shift the dynamic of pharmaceutical care to revolve around the patient for a wide range of therapeutic conditions by offering a full spectrum of integrated solutions as a result of leveraging the synergies of our business segments to address access, care coordination, dispensing, delivery, and clinical management of pharmaceutical products ranging from “specialty-lite” to general maintenance conditions.

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Recent Financings

Notes and Placement Agent Warrants

On January 5, 2026, we entered into a note purchase agreement with certain investors whereby the Company agreed to issue and sell to the Investors in a private offering up to $3,125,000 in aggregate principal amount of convertible promissory notes (the “Original Notes”) (the “First Offering”). The aggregate purchase price payable by all investors for the Notes is $2,500,000, reflecting a 20% original issue discount. The Notes accrue interest at 0% (18% upon an event of default), mature on the earlier of six months from issuance or the closing of a qualified financing, and are convertible at the option of the holder into shares of Common Stock at a conversion price of $0.4057 per share. The Notes are guaranteed by a subsidiary. We issued common stock purchase warrants (the “Original PA Warrants”) to the Placement Agent and its designees to purchase a number of shares of Company common stock equal to 5% of the aggregate gross proceeds received by the Company with an exercise price equal to the closing price of the common stock on the last trading day before closing of the Offering.

In connection with the First Offering, we also entered into a placement agency agreement with Dawson James Securities, Inc., pursuant to which we paid cash selling commissions of 6.5% of the gross proceeds and issued common stock purchase warrants to Dawson James and its designees to purchase a number of shares equal to 5% of aggregate gross proceeds at an exercise price equal to the closing price of our Common Stock on the last trading day prior to closing. The securities were issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D.

On January 16, 2026, we entered into a Note Purchase Agreement with certain investors pursuant to which we agreed to issue and sell up to $8,125,000 in aggregate principal amount of secured convertible promissory notes in a private offering for an aggregate purchase price of $6,500,000, reflecting a 20% original issue discount. The Original Notes were rolled over into this subsequent offering, such that the aggregate purchase price of $6,500,000 include the aggregate purchase price of $2,500,000 from the First Offering. The Notes accrue interest at 0% (18% upon an event of default), mature on the earlier of six months from issuance or the closing of a Qualified Financing, and are convertible at the option of the holder into shares of Common Stock at a conversion price of $0.4057 per share. The Notes are guaranteed by a subsidiary and secured by our and our wholly owned subsidiaries’ assets pursuant to the security agreements referenced in our Current Report on Form 8-K.

In connection with the Offering, we also entered into a placement agency agreement with Dawson James Securities, Inc., pursuant to which we paid cash selling commissions of 6.5% of the gross proceeds and issued common stock purchase warrants to Dawson James and its designees to purchase a number of shares equal to 5% of aggregate gross proceeds at an exercise price equal to the closing price of our Common Stock on the last trading day prior to closing. The securities were issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D.

We have also agreed to issue Dawson James Securities, Inc. (or its designees) a five-year PA Warrants to purchase a number of shares of Company common stock equal to 5% of the aggregate gross proceeds received by the Company with an exercise price equal to the closing price of the common stock of the Company on the last trading day before closing.

On April 1, 2026, we entered into a Note Purchase Agreement with certain investors whereby the we agreed to issue and sell to the investors in a private offering up to $1,250,000 in aggregate principal amount of promissory notes. The aggregate purchase price payable by all investors for the notes is $1,000,000, reflecting a 20% original issue discount. The Notes accrue interest at 0% (15% upon an event of default), mature on the earlier of twelve months from issuance or the closing of a Qualified Financing. It further provides that, for the longer of (i) one year from date the note is issued or (ii) so long as any notes remain outstanding, if the Company proposes to offer and sell its securities, whether through an Equity Financing (as defined in the Note Purchase Agreement) or any other transaction (each, a “Future Offering”), the Investors have the right, but not the obligation, to participate in the Future Offering by purchasing securities in an amount up to 100% of their purchased Note principal. Additionally, the Company has agreed that while the Aggregate Principal Amount remains outstanding, the Company will not (i) incur, create, assume, guarantee, or otherwise become liable for any borrowed money or issue debt securities, and (ii) grant, create, incur, assume, or permit any new lien, pledge, mortgage, security interest, or other encumbrance on its assets or properties, whether currently owned or later acquired.

Registration Rights Pursuant to the Registration Rights Agreement

We agreed to prepare and file a registration statement covering the resale, on a continuous basis pursuant to Rule 415, of all registrable securities and to use commercially reasonable efforts to cause such registration statement to be declared effective and kept continuously effective during the effectiveness period specified therein.

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Corporate Information

The mailing address of our principal executive office is 3000 Bayport Drive, Suite 950 Tampa, FL 33607, and our office’s telephone number is (844) 203-6092. Our website is located at www.wellgisticshealth.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into this prospectus and any prospectus supplement and you should not consider it part of the prospectus or part of any prospectus supplement.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited consolidated financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure and the inclusion of reduced disclosure about our executive compensation arrangements. As a smaller reporting company, we are also exempt from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float or a public float (based on our Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jobs Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable rules of the Securities and Exchange Commission (the “SEC”). We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include: (i) being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; (ii) not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iv) reduced disclosure obligations regarding executive compensation; and (v) not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus. All of these risk factors are incorporated herein in their entirety. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus. For more information, see “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute forward-looking statements which are subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Some of the statements in this prospectus constitute forward-looking statements because they relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our industry, our beliefs and our assumptions. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that we will have anticipated actual future developments affecting us. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors incorporated by reference into this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statements in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved.

We have based the forward-looking statements included in this prospectus on information available to us on the date of the registration statement of which this prospectus forms a part, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

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USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including the development and commercialization of our pharmaceutical products, research and development, pharmaceutical licensing acquisitions, general and administrative expenses, capital expenditures, and working capital. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of the registration statement of which this prospectus forms a part. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under the registration statement of which this prospectus forms a part, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF THE SECURITIES

We may offer, from time to time, in one or more offerings, up to $200,000,000 of the following securities:

●	common stock;

●	preferred stock;

●	senior debt securities;

●	subordinated debt securities;

●	warrants;

●	rights;

●	units; or

●	any combination of the foregoing securities.

The aggregate initial offering price of the offered securities that we may issue will not exceed $200,000,000. Until such time as the aggregate market value of the voting and non-voting common equity held by our non-affiliates is $75,000,000 or more, the aggregate market value of securities sold by or on behalf of us pursuant to the registration statement of which this prospectus forms a part during the period of 12 calendar months immediately prior to, and including, a sale under the registration statement of which this prospectus forms a part will be no more than one-third of the aggregate market value of the voting and non-voting common equity held by our non-affiliates. If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under the registration statement of which this prospectus forms a part, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

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This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, including, without limitation, the initial offering price, the anticipated net proceeds we will receive, the quotation system or securities exchange on which the offered securities will be quoted or listed (if any), and the material United States federal income tax consequences relating to the securities offered (if applicable). These or other terms described in such prospectus supplement may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read the section of this prospectus entitled “Where You Can Find More Information” for information on how you can obtain a copy of those documents.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of our Common Stock. The prospectus supplement relating to any offering of our Common Stock, or other securities convertible into or exchangeable or exercisable for our Common Stock, will describe more specific terms of the offering of our Common Stock or other securities, including the number of shares offered, the initial offering price and market price and dividend information. The prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our Common Stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended (our “Certificate of Incorporation”), and our bylaws, as amended (our “Bylaws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our Certificate of Incorporation and our Bylaws for additional information before you purchase any shares of our Common Stock. Our Common Stock and the rights of the holders of our Common Stock are subject to the applicable statutes of the State of Delaware and our Certificate of Incorporation and Bylaws.

General Terms

We are authorized to issue 500,000,000 shares of our Common Stock, $0.0001 par value per share.

On October 30, 2024, we effected a forward stock split of all issued and outstanding shares of Common Stock at a ratio of 1-to-1,677,000, resulting in 191,458,151 shares of issued and outstanding shares of Common Stock. On December 5, 2024, we effected a reverse stock split of all issued and outstanding shares of Common Stock at a ratio of 1-for-3.75, resulting in 51,055,508 shares of issued and outstanding shares of Common Stock. On February 24, 2025, we closed on our initial public offering of 888,889 shares of Common Stock. We have not authorized the issuance of preferred stock. On September 29, 2025, we filed a prospectus supplement with the SEC pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, in connection with a registered public offering of its securities. Pursuant to that offering, we issued an aggregate of 7,142,862 shares of its common stock, together with warrants to purchase up to 7,142,862 shares of common stock. The Warrants are exercisable immediately upon issuance at an exercise price of $0.70 per share and will expire five years from the date of issuance.

As of April 10, 2026, 126,653,372 shares of our Common Stock were issued and outstanding, held by approximately 46 holders of record.

Except as otherwise provided by any series of preferred stock that may later be created, holders of our Common Stock have exclusive voting rights for the election of directors and for all other purposes. Holders of our Common Stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Delaware law, our Certificate of Incorporation, as amended or Bylaws, as amended. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. Neither our Certificate of Incorporation nor our Bylaws authorize cumulative voting. The holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for the payment of dividends, subject to the rights of any series of preferred stock. In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to share ratably in all assets remaining after payment of the preferential amounts, if any, to which the holders of our preferred stock, if any, are entitled. Our Common Stock has no preemptive, conversion or other subscription rights. There are no redemption or sinking-fund provisions applicable to our Common Stock. All of our outstanding shares of Common Stock are fully paid and non-assessable.

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Our Board of Directors

Our Bylaws provide that, upon any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Colonial Stock Transfer Co, Inc.

Securities Exchange

Our Common Stock is listed for quotation on the Nasdaq Capital Market tier of Nasdaq under the symbol “WGRX.”

DESCRIPTION OF PREFERRED STOCK

Our certificate of incorporation currently does not authorize any shares of preferred stock. We do not presently have the ability to issue preferred stock. Prior to the issuance of any preferred stock pursuant to this prospectus, we intend to amend our certificate of incorporation to authorize shares of preferred stock, and any such amendment will be subject to any required approvals (including stockholder approval, if required) and will become effective upon filing (and effectiveness) in accordance with the laws of the state of our incorporation. Only after such authorization becomes effective, and only to the extent provided in our certificate of incorporation as so amended, our board of directors will have the authority, without further action by our stockholders (except as may be required by applicable law, our certificate of incorporation as amended, the rules of any applicable securities exchange, or any other applicable requirement), to designate and issue one or more series of preferred stock and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, and the number of shares constituting any series and the designation of such series.

The particular terms of any series of preferred stock offered by us will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include the title and stated value of the preferred stock; the number of shares of the preferred stock offered; the liquidation preference per share and the offering price of the preferred stock; the dividend rate or rates, dividend period or periods, dividend payment dates, and/or the method or methods of calculation of dividends; whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate; the procedures for any auction or remarketing, if any; the provisions for a sinking fund, if any; the provisions for redemption, if applicable; any listing of the preferred stock on any securities exchange; the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for our common stock or other securities, including the conversion price or the manner of its calculation; voting rights, if any; a discussion of any material United States federal income tax considerations applicable to the preferred stock; any limitations on the issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and any other specific terms, preferences, rights, limitations or restrictions of such series of preferred stock.

Any preferred stock will, when authorized, issued and delivered in accordance with applicable law and the terms described in the applicable prospectus supplement, be fully paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement, the preferred stock will have no preemptive rights and will have no rights to convert into our common stock or any of our other securities.

The foregoing summary of the terms of preferred stock is not complete and is subject to, and qualified in its entirety by reference to, our certificate of incorporation (as amended from time to time, including any amendment authorizing preferred stock) and any certificate of designations (or similar instrument) establishing the terms of a particular series of preferred stock. Any such certificate of designations (or similar instrument) will be filed in accordance with the laws of the state of our incorporation and, as applicable, will also be filed with the Securities and Exchange Commission (for example, as an exhibit to a report or as part of a filing that is incorporated by reference) in connection with the issuance of the related series of preferred stock.

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Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock in the United States will be Colonial Stock Transfer Co, Inc.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities from time to time, as either senior or subordinated debt or as senior or subordinated convertible debt, in one or more offerings pursuant to the registration statement of which this prospectus forms a part. We will issue any such debt securities under one or more separate indentures that we will enter into with a trustee to be named in the indenture and specified in the applicable prospectus supplement. The specific terms of debt securities being offered will be described in the applicable prospectus supplement. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus forms a part.

The prospectus supplement relating to a particular issue of debt securities will describe the terms of such debt securities and the related indenture, which may include (without limitation) the following:

●	the title or designation of the debt securities;
●	any limit upon the aggregate principal amount of the debt securities;
●	the price or prices at which the debt securities will be issued;
●	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;
●	the date or dates on which we will pay the principal on the debt securities;
●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;
●	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
●	any conversion or exchange features;
●	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
●	the place or places where the principal of, premium and interest on the debt securities will be payable, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon the Company may be served;
●	the terms and conditions upon which we may redeem the debt securities;
●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;
●	the dates on which and the price or prices at which we may repurchase the debt securities at our option or at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;
●	if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;
●	whether the debt securities are to be issued at any original issue discount and the amount of discount with which such debt securities may be issued;
●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
●	the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;
●	information with respect to book-entry procedures;
●	the terms and conditions upon which the debt securities will be so convertible or exchangeable into securities or property of another person, if at all, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

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●	whether the debt securities will be subject to subordination and the terms of such subordination;
●	any restriction or condition on the transferability of the debt securities;
●	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities;
●	the provisions related to compensation and reimbursement of the trustee that applies to securities of such series;
●	the events of default and covenants with respect to the debt securities and the acceleration provisions with respect to the debt securities;
●	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;
●	if other than the trustee, the identity of each security registrar, paying agent and authenticating agent; and
●	any other terms of the debt securities.

The indenture and the debt securities are expected to be governed by and construed in accordance with the laws of the State of New York. We intend to disclose the relevant restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. As of the date of this prospectus, we have no outstanding registered debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our Common Stock, preferred stock, debt securities or other securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
●	if applicable, the exercise price for shares of our Common Stock and the number of shares of our Common Stock to be received upon exercise of the warrants;
●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;
●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;
●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
●	any applicable material United States federal income tax consequences;
●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	information with respect to book-entry procedures, if any;
●	the anti-dilution provisions of the warrants, if any;
●	any redemption or call provisions;
●	whether the warrants are to be sold separately or with other securities as parts of units; and
●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. After the close of business on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

●	in the case of warrants to purchase debt securities, payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise; or
●	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement and is expected to be Colonial Stock Transfer Co, Inc.

DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase the securities offered in this prospectus to our existing stockholders, and such rights may or may not be issued for consideration. The applicable prospectus supplement will describe the terms of any such rights. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the documents pursuant to which such rights will be issued.

DESCRIPTION OF UNITS

We may issue units consisting of a combination of our Common Stock, preferred stock, warrants, debt securities or other securities, as described in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

Below is a description of certain general terms and provisions of the units that we may offer. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. Particular terms of the units will be described in the unit agreements and the prospectus supplement to the units.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the units:

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If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement;
●	the price or prices at which such units will be issued;
●	the applicable United States federal income tax considerations relating to the units;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under the section of this prospectus entitled “Description of Preferred Stock,” “Description of Common Stock,” “Description of Warrants,” “Description of Debt Securities,” and “Description of Rights” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of any series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification Without Consent.

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder to:

●	cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;
●	correct or supplement any defective or inconsistent provision; or
●	make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent.

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

●	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or
●	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

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Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

●	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or
●	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default.

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Payments and Notices.

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

FORMS OF SECURITIES

General

Each of the securities issued under this prospectus will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser’s beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

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Registered Global (Book-Entry) Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers’ abilities to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, on and interest payments on debt securities, and any payments to holders with respect to warrants or units represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

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If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following methods from time to time:

●	directly to investors, directly to agents, or to investors through agents;
●	through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, for resale to the public or investors;
●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;
●	through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise;
●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;
●	exchange distributions and/or secondary distributions;
●	by delayed delivery contracts or by remarketing firms;
●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or
●	through a combination of any such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the securities acquired by the underwriters will be for their own account. The underwriters may resell the securities in one or more transactions, including without limitation negotiated transactions, at a fixed public offering price or at a varying price determined at the time of sale. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if any are purchased, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

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We may also sell securities directly to one or more purchasers without using underwriters, dealers or agents.

We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

From time to time, we may offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may use the Internet or another electronic bidding or ordering system for the pricing and allocation of the securities. Such a system may allow bidders to participate directly, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and may directly affect the price or other terms at which such securities are sold. Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist you in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, pro-rated or rejected. Other pricing methods also may be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocation systems are likely to be developed in the future, and we may use such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement. If an offering is made using such a bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of the offering procedures.

In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

●	identify any such underwriter or agent;
●	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each of such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;
●	identify the purchase price and proceeds from such sale;
●	identify the amounts underwritten;
●	identify the nature of the underwriter’s obligation to take the securities;
●	identify any over-allotment option under which the underwriters may purchase additional securities from us; and
●	identify any quotation systems or securities exchanges on which the securities may be quoted or listed.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our Common Stock, which is listed on Nasdaq. Any of our Common Stock sold pursuant to a prospectus supplement will be listed on Nasdaq, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities, on a quotation system or an exchange but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities.

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In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on such future date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (1) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (2) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the delayed delivery contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such delayed delivery contracts.

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With respect to the sale of any securities under this prospectus, the maximum compensation to be received by any member of Financial Industry Regulatory Authority, Inc. or independent broker or dealer is not expected to be greater than eight percent (8%).

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR

CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Effects of Delaware Law and Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws

Certain provisions of the DGCL and of our certificate of incorporation and bylaws effective immediately prior to the completion of this offering could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our board of directors or management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our Common Stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Delaware Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Election of Directors

The election of directors is determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at each annual stockholder meeting and entitled to vote thereon, except that if any annual stockholder meeting will not be held, such election will take place at any stockholders meeting called and held in accordance with the DGCL.

Stockholder Meetings

Our bylaws provide that annual stockholder meetings will be held at a date, time, and place—whether remote or in person—as determined by our board of directors. Any stockholder seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide written or printed notice of the annual meeting of stockholders stating the place, day and hour of the meeting, and in case of a meeting held by remote communication stating such means, will be delivered not less than ten nor more than 60 calendar days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. Only the board of directors may call a special meeting of the stockholders upon delivery of the written notice described above, with such notice also setting forth the purpose(s) for which the meeting has been called. Our bylaws provide that our board of directors may adopt by resolution such rules and regulations for the conduct of stockholders meetings as the board of directors deems appropriate. Except to the extent inconsistent with such rules and regulations as adopted by our board of directors, the chairman of any meeting of the stockholders has the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. These rules, regulations, or procedures, may include, without limitation: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Amendment to certificate of incorporation and bylaws.

As required by the DGCL, any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, directors, limitation of liability and the amendment of our amended and restated certificate of incorporation must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority vote of the directors then in office or a majority of our stockholders.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 20, 2026;

●	our Quarterly Report on Form 10-Q for the three months ended September 30, 2025, filed on November 19, 2025;

●	our Quarterly Report on Form 10-Q for the six months ended June 30, 2025, filed on August 19, 2025; and

●	Our Current Reports on Form 8-K filed on February 26, 2025, February 28, 2025, March 6, 2025, March 21, 2025, March 27, 2025, April 11, 2025, April 18, 2025, April 24, 2025, May 15, 2025, July 8, 2025, July 30, 2025, August 14, 2025, August 22, 2025, August 29, 2025, September 8, 2025, October 1, 2025, October 6, 2025, October 10, 2025, October 17, 2025, October 22, 2025, October 27, 2025, October 30, 2025, November 17, 2025, November 20, 2025, November 25, 2025, November 26, 2025, December 5, 2025, December 8, 2025, December 16, 2025, December 19, 2025, January 8, 2026, January 20, 2026, February 5, 2026, February 9, 2026, February 13, 2026, March 9, 2026, March 11, 2026, April 7, 2026 and April 9, 2026.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Wellgistics Health, Inc.

Attn: Corporate Secretary

3000 Bayport Drive, Suite 950

Tampa, FL 33607

(844) 203-6092

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This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Whiteford, Taylor & Preston LLP.

EXPERTS

The consolidated financial statements of Wellgistics Health, Inc. at December 31, 2025, and the consolidated financial statements of Wellgistics Health, Inc. at December 31, 2024, incorporated by reference in this prospectus have been audited by Suri & Co., an independent registered public accounting firm, as set forth in its reports thereon, appearing therein, and are included in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of the securities being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. The registration statement and other public filings can be obtained from the SEC’s internet site at www.sec.gov.

As a public company, we are required to file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A and other information (including any amendments) with the SEC. You can find the Company’s SEC filings at the SEC’s website at www.sec.gov.

Our Internet address is https://wellgisticshealth.com. Information contained on our website is not part of this prospectus. Our SEC filings (including any amendments) will be made available free of charge on www.sec.gov, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered will be borne by us and are set forth in the following table. All amounts except the registration fee are estimated.

Registration fee	$27,620
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees and expenses	*
Transfer agent and trustee fees	*
Miscellaneous	*

Total	$27,620

* Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents against liabilities for actions taken in their capacities as directors and officers.

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Item 16. Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1

Certificate of Incorporation of Wellgistics Health, Inc., as amended and currently in effect (incorporated by reference to Exhibit 3.1 Wellgistics Health, Inc.’s Registration Statement on Form S-1 filed with the SEC on January 14, 2025).

3.2	Bylaws of Wellgistics Health, Inc. as currently in effect (incorporated by reference to Exhibit 3.2 Wellgistics Health, Inc.’s Registration Statement on Form S-1 filed with the SEC on January 14, 2025).
4.1*	Form of Certificate of Designation with respect to Preferred Stock
4.2*	Form of Indenture for Debt Securities
4.3*	Form of Senior Debt Security
4.4*	Form of Preferred Stock Certificate
4.5	Form of Warrant (incorporated by reference herein from Exhibit 4.1 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on September 22, 2025).
4.6*	Form of Warrant Certificate
4.7*	Form of Unit Agreement and Certificate
5.1**	Opinion of Whiteford, Taylor & Preston LLP
23.1**	Consent of Suri & Co.
23.2**	Consent of Whiteford, Taylor & Preston LLP (included as part of Exhibit 5.1)
24.1	Power of Attorney (reference is made to the signature page of the registration statement)
25.1*	Statement of Trustee Eligibility
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
107**	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
**	Filed herewith.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida on April 15, 2026.

WELLGISTICS HEALTH, INC.

By:	/s/ Prashant Patel
Prashant Patel
President
(Principal Executive Officer)

Each person whose signature appears below appoints Prashant Patel as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Prashant Patel	President	April 15, 2026
Prashant Patel	(Principal Executive Officer)

/s/ Eric Sherb	Interim Chief Financial Officer	April 15, 2026
Eric Sherb	(Principal Financial Officer, Principal Accounting Officer)

/s/ Suren Ajjarapu	Director	April 15, 2026
Suren Ajjarapu

/s/ Prashant Patel	Director	April 15, 2026
Prashant Patel

/s/ Gary Herman	Director	April 15, 2026
Gary Herman

/s/ Donald Fell	Director	April 15, 2026
Donald Fell

/s/ Marlene Velez	Director	April 15, 2026
Marlene Velez

*By:	/s/ Prashant Patel
Prashant Patel
Attorney-in-Fact

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